EXCEPT AS OTHERWISE PROVED IN SECTION 2.15 OF THE BASE INDENTURE, THIS NOTE MAY BE TRANSFERRED IN WHOLE, BUT NOT IN PART, ONLY TO ANOTHER NOMINEE OF THE DEPOSITARY OR TO A SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED

[No. R-1                                                    $400,000,000.00]
[No. R-2                                                    $100,000,000.00]



                                                            CUSIP 90390U AB 8


                             USA EDUCATION, INC.

                      SENIOR NOTE DUE FEBRUARY 18, 2003
                               (FLOATING RATE)



Original Issue Date:  February 27, 2001          LIBOR Determination Date:
                                                 Second LIBOR Business Day
                                                 prior to Interest Accrual
                                                 Period

Maturity Date:  February 18, 2003                Interest Payment Dates: *

Interest Rate Basis:  LIBOR (Telerate)           Interest Accrual Period: **

Index Maturity:  Three Months***                 Maximum Interest Rate:
                                                 Maximum permitted by law

Spread:  +0.28%                                  Redeemable On and After:  N/A

Initial Interest Rate: 5.84906%                  Optional Repayment Date(s):
                                                 N/A

* March 16, June 16, September 16 and December 16 of each year and the Maturity Date.

** From previous Interest Payment Date (or Original Issue Date, in the case of the first Interest Accrual Period) through the calendar day before current Interest Payment Date (or Maturity Date, in the case of the last Interest Accrual Period).

*** Except for the last Interest Accrual Period, which will be based upon a two-month index maturity.

            USA EDUCATION, INC., a Delaware corporation (the "Company"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal amount stated above on the Maturity Date shown above and interest on the principal amount stated above at the rate per annum equal to the Initial Interest Rate shown above on the first Interest Payment Date shown above and thereafter at a rate determined in accordance with the provisions on the reverse hereof, until the principal hereof is fully paid or duly made available for payment. The Company will pay interest on each Interest Payment Date and on the Maturity Date, provided if any Interest Payment Date, other than the Maturity Date, would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed until the next calendar day that is a Business Day. If the Maturity Date is a day that is not a Business Day, principal and interest will be paid on the next succeeding Business Day, with the same force and effect as if made on the Maturity Date, and no interest on such payment shall accrue from or after the Maturity Date. "Business Day" means any day other than a Saturday, Sunday or Legal Holiday in New York City. The "Regular Record Date" for each payment is the date one calendar day immediately preceding such Interest Payment Date or Maturity Date.

            The interest so payable, and punctually paid or duly provided for, on the Interest Payment Dates referred to above, will, as provided in the Indenture, be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date for such interest, provided that interest payable on the Maturity Date will be paid to the Person to whom the principal of this Note is payable. Any such interest which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Person in whose name this Note is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than ten days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The Company shall pay interest at the applicable interest rate (calculated quarterly on each LIBOR Determination Date) on overdue principal and, to the extent permitted by law, on overdue interest.

            Payments of principal and interest will be made at the office or agency of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debt, by check mailed to the address of the Person entitled thereto as such address shall appear in the register for this Note, provided that so long as this Note is represented by a Global Security, each payment shall be made by wire transfer of immediately available funds, if the registered holder has provided the Trustee appropriate instructions for such payment.

            The principal hereof and interest due at maturity will be paid upon maturity by wire transfer of immediately available funds against presentation of this Note at the office or agency of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York.

            REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH ON THE FACE HEREOF.

            This Note shall be governed by and construed in accordance with the law of the State of New York.

            Unless the certificate of authentication hereon has been executed by The Chase Manhattan Bank, the Trustee under the Indenture, or its successor thereunder by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

            IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:  February 27, 2001


                                       USA EDUCATION, INC.


                                       By: /s/ James C. Lintzenich
                                          -------------------------------------
                                          Name:  James C. Lintzenich
                                          Title: President & Chief Operating
                                                 Officer


                                       By: /s/ John F. Remondi
                                          -------------------------------------
                                          Name:   John F. Remondi
                                          Title:  Executive Vice President &
                                                  Chief Financial Officer



                          CERTIFICATE OF AUTHENTICATION

            This is one of the Notes referred to in the within-mentioned Indenture.


                                       THE CHASE MANHATTAN BANK, as Trustee


                                       By: /s/ Patricia M. F. Russo
                                          -------------------------------------
                                          Authorized Signature

                                [Reverse of Note]

                               USA EDUCATION, INC.

                        SENIOR NOTE DUE FEBRUARY 18, 2003

                                 (FLOATING RATE)

            This Note is one of a duly authorized issue of notes of the Company issued under the Indenture, dated as of October 1, 2000 (the "Base Indenture"), as supplemented by a Second Supplemental Indenture, dated as of February 27, 2001 (collectively, the "Indenture"), each between the Company and The Chase Manhattan Bank, as trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and limitations of rights thereunder of the Company, the Trustee and the Holders of the Notes, and the terms upon which the Securities are, and are to be, authenticated and delivered. Capitalized terms used and not otherwise defined in this Note have the meanings ascribed to them in the Indenture.

            This Note is designated as a Senior Note due February 18, 2003. The Interest Accrual Period for each Interest Payment Date begins on each Interest Payment Date and ends on the calendar day before the next Interest Payment Date, provided that the first Interest Accrual Period begins on February 27, 2001 and ends on March 15, 2001, the calendar day before the first Interest Payment Date. The interest rate in effect during each Interest Accrual Period after the first will be the interest rate determined on the LIBOR Determination Date immediately preceding such Interest Accrual Period, provided that the interest rate in effect for the first Interest Accrual Period will be the Initial Interest Rate specified on the face hereof. Interest shall be computed on the basis of a 360-day year and the actual number of days elapsed in the applicable Interest Accrual Period. All percentages resulting from any calculations will be carried to five decimal places (that is, to the one hundred thousandths place), with five one-millionths being rounded upwards, if necessary. In addition, the interest rate hereon shall in no event be higher than the maximum rate, if any, permitted by applicable law.

            Commencing with the first LIBOR Determination Date, and thereafter on each succeeding LIBOR Determination Date, the rate at which interest on this
Note is payable shall be adjusted. Each such adjusted rate shall be applicable to the Interest Accrual Period to which it relates.

            Subject to applicable law and except as specified herein, the rate of interest on this Note for each Interest Accrual Period after the first shall be Three-month LIBOR plus the Spread (as specified on the face hereof), provided the rate of interest on this Note for the last Interest Accrual Period shall be Two-month LIBOR plus the Spread.

            Three-month LIBOR or Two-month LIBOR, for any Interest Accrual Period, are the London interbank offered rate for deposits in U.S. dollars having a maturity of three months or two months, respectively, commencing on the first day of the Interest Accrual Period, which appears on Telerate Page 3750 as of 11:00 a.m. London time, on the related LIBOR Determination Date. If this rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the applicable maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on that LIBOR Determination Date, to prime banks in the London interbank market by the Reference Banks. The Trustee will request the principal London office of each Reference Bank to provide a quotation of its rate. If the Reference Banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations. If the Reference Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Trustee, at approximately 11:00 a.m. New York time, on that LIBOR Determination Date, for loans in U.S. dollars to leading European banks having the applicable maturity and in a principal amount of not less than U.S. $1,000,000. If the banks selected as described above are not providing quotations, Two-month LIBOR or Three-month LIBOR in effect for the applicable Interest Accrual Period will be Two-month LIBOR or Three-month LIBOR, as applicable, as most recently quoted on Telerate Page 3750.

            "LIBOR Business Day" means any day on which banks in New York City and the City of London are open for the transaction of international business.

            "LIBOR Determination Date" means, for each Interest Accrual Period, the second LIBOR Business Day before the beginning of that Interest Accrual Period.

            "Reference Banks" means four major banks in the London interbank market selected by the Trustee.

            "Telerate Page 3750" means the display page so designated on the Bridge Telerate Capital Markets Report or any other page that may replace that page on that service for the purpose of displaying comparable rates or prices.

            The Trustee shall calculate the interest rate hereon in accordance with the foregoing and will confirm in writing such calculation to the Company and the Paying Agent (if other than the Trustee) immediately after each determination. All determinations made by the Trustee shall be, in the absence of manifest error, conclusive for all purposes and binding on the Company and Holders of the Notes. At the request of the Holder hereof, the Trustee will provide to the Holder hereof the interest rate hereon then in effect and, if determined, the interest rate which will become effective as of the next Interest Accrual Period.

            If an Event of Default with respect to the Notes shall occur and be continuing, the Trustee, by notice to the Company, or the Holders of at least 25% in principal amount of all of the outstanding Notes, by notice to the Company and the Trustee, may declare the principal of all the Notes due and payable in the manner and with the effect provided in the Indenture.

            The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

            Holders of Notes may not enforce their rights pursuant to the Indenture or the Notes except as provided in the Indenture. No reference herein to the Indenture and no provision of this Note or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed.

            As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Note register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, and this Note duly executed by, the Holder hereof or by his attorney duly authorized in writing and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

            The Notes are issuable only in registered form without coupons in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denomination as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            Prior to the due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM     -     as tenants in common

TEN ENT     -     as tenants by the entireties

JT TEN      -     as joint tenants with right of survivorship and not as
                  tenants in common

UNIF GIFT MIN ACT - ________________________ Custodian _________________________
                             (Cust)                            (Minor)

                                 Under Uniform Gifts to Minors Act

                             ________________________________________

                             _____________________________ (State)

Additional abbreviations may also be used though not in the above list.

                         ____________________________

                                   Assignment

                      FOR VALUE RECEIVED, the undersigned
                      hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

________________________________________________________________________________

________________________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF
ASSIGNEE

________________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing

________________________________________________________________________________
Attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:  __________________________        ________________________________



_______________________________________
         (Signature Guarantee)